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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF AMERICAN DENTAL PARTNERS, INC.

PDHC, Ltd., a Minnesota corporation
Texas Dental Partners, Inc., a Texas corporation
Northpark Dental Group, LLC, a Delaware limited liability company
American Dental Partners of Louisiana, LLC, a Delaware limited liability company American Dental Partners of Pennsylvania, LLC, a Delaware limited liability company
American Dental Partners of Wisconsin, LLC, a Delaware limited liability company Apple Park Associates, Inc., a Delaware corporation
American Dental Partners of Ohio, Inc., a Delaware corporation
Innovative Practice Concepts, Inc., an Arizona corporation
American Dental Professional Services, LLC, a Delaware limited liability company American Dental Partners of Virginia, LLC, a Delaware limited liability company American Dental Partners of Maryland, LLC, a Delaware limited liability company American Dental Partners of Alabama, LLC, a Delaware limited liability company American Dental Partners of California, Inc., a Delaware corporation
American Dental Partners of Oklahoma, LLC, a Delaware limited liability company American Dental Partners of North Carolina, LLC, a Delaware limited liability company
American Dental Partners of New York, LLC, a Delaware limited liability company National Dental Alliance, Inc., a Delaware corporation
National Financial Resources, Inc., a Delaware corporation
American Dental Partners of Tennessee, LLC, a Delaware limited liability company Innovative Dental Benefits, Inc., a Delaware corporation
Voss Dental Lab Inc., a New York corporation